EXHIBIT 1

                                                                  EXECUTION COPY




                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            WIRELESS SYNERGIES, INC.,

                           2K SOUNDS MERGER CO., INC.,

                                 2KSOUNDS, INC.

                                       AND

                     CERTAIN STOCKHOLDERS OF 2KSOUNDS, INC.





                              Dated: March 13, 2001


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            THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is made and entered into on this 13th day of March 2002 (this "AGREEMENT"), among WIRELESS SYNERGIES, INC., a Nevada corporation ("Wireless"), 2K SOUNDS MERGER CO, INC., a California corporation ("MERGER SUB"), and 2KSOUNDS, INC., a California corporation (the "COMPANY").

            WHEREAS, on February 12, 2002 Wireless, Merger Sub and the Company entered into an agreement and plan of merger (the "ORIGINAL Agreement"); and

            WHEREAS, the parties to the Original Agreement desire, pursuant to this Agreement, to amend and restate the Original Agreement in its entirety; and

            WHEREAS, the parties hereto desire to cause the Merger Sub, a wholly-owned subsidiary of Wireless, upon the terms and subject to the conditions of this Agreement and in accordance with the California Corporations Code (the "CCC"), to merge with and into the Company, with the Company as the surviving corporation in such merger (the "MERGER");

            WHEREAS, the Board of Directors of the Company has (a) determined that the Merger is advisable and is fair to and in the best interests of the holders of (i) the Company's common stock, $0.001 par value per share (the "COMPANY COMMON STOCK"), and (ii) the Company's Series A convertible preferred stock, $.001 par value per share (the "COMPANY SERIES A PREFERRED STOCK"), and
(b) approved this Agreement, the Merger and the transactions contemplated hereby and thereby, and recommended that the holders of the Company's Common Stock and the Company Series A Preferred Stock (collectively, the "COMPANY CAPITAL STOCK") adopt this Agreement and approve the Merger;

            WHEREAS, the Board of Directors of Wireless, as the sole stockholder of Merger Sub, has determined that the Merger is advisable and in the best interests of Wireless and its stockholders and has adopted this Agreement and approved the Merger and the transactions contemplated hereby and thereby;

            WHEREAS, certain of the Company's stockholders who are executing this Agreement have agreed, upon the terms and subject to the conditions contained herein, to vote all shares of the Company's Common Stock, then owned by such stockholders in favor of the adoption of this Agreement and the approval of the Merger;

            WHEREAS, the Company, Wireless and the Merger Sub desire to make certain representations, warranties, covenants and agreements in respect of the Merger and to prescribe various conditions thereto, all as hereinafter set forth; and

            WHEREAS, all schedules and exhibits referred to in this Agreement are available at the principal offices of the Company, a copy of which will be provided to holders of the Company Capital Stock upon written request and without charge.

            NOW, THEREFORE, in consideration of the mutual premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

      SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the CCC, at the Effective Time, the Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").


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      SECTION 1.02. EFFECTIVE TIME; CLOSING. As promptly as practicable, and in no event later than five Business Days after the satisfaction or (to the extent permitted by applicable law), waiver of the conditions set forth in Article VII (other than those conditions that only can be satisfied on the Closing Date), the parties hereto shall cause the Merger to be consummated by filing this Agreement and certain officers' certificates with the Secretary of State of the State of California, in such form as is required by and executed in accordance with the CCC (the "California Merger Filings"). Immediately prior to the filing of the California Merger Filings, a closing will be held at 10:30 a.m., New York time, at the offices of Greenberg Traurig, LLP, 2450 Colorado Avenue, Santa Monica, California 90404 (the "CLOSING") on or about March 15, 2002, or such other place, date and time as the parties mutually may agree. The date on which such Closing occurs being hereafter referred to as the "CLOSING DATE".

      SECTION 1.03. EFFECT OF THE MERGER. From and after the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation. Without limitation of the foregoing, the Merger shall have the effects specified in Section 1101 of the CCC.

      SECTION 1.04.  ARTICLES OF INCORPORATION; BY-LAWS.

            (a) At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended to read in its entirety in the form of the articles of incorporation of the Company and, as so amended, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

            (b) At the Effective Time the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided in the articles of incorporation of the Surviving Corporation and the CCC.

      SECTION 1.05. DIRECTORS. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and of Wireless, and such directors, together with any additional directors as thereafter may be elected, shall hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation until their respective successors are duly elected and qualified. At the Effective Time, all members of the boards of directors of the Merger Sub and of Wireless shall tender their resignations and such vacancy(ies) shall be filled solely by the members of the board of directors of the Company immediately prior to the Effective Time of the Merger.

      SECTION 1.06. OFFICERS. At the Closing, the Company shall designate all of the officers of the Surviving Corporation and of Wireless; and such officers, together with any additional officers as thereafter may be appointed, to hold office until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. At the Effective Time, all officers of the Merger Sub and of Wireless shall tender their resignations and all officers of the Surviving Corporation and of Wireless shall be such persons who shall be designated solely by the members of the board of directors of the Company immediately prior to the Effective Time of the Merger.

                                     ARTICLE II
                 CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 2.01. CAPITAL STOCK OF MERGER SUB. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock, or Wireless or Merger Sub, each share of common stock, $0.01 par value, of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding and each certificate therefor shall continue to evidence one fully paid and non-assessable share of common stock, $0.01 par value, of the Surviving Corporation.

      SECTION 2.02. CANCELLATION OF TREASURY STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock, or Wireless or Merger Sub, each share of Company Capital Stock issued and held immediately prior to the Effective Time in the Company's


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treasury shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore.

      SECTION 2.03.  CONVERSION OF COMPANY CAPITAL STOCK.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock, Wireless or Merger Sub (i) ALL shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time, (ii) ALL shares of Company Series A Preferred Stock which are issued and outstanding immediately prior to the Effective Time, and (iii) ALL shares of Company Common Stock issuable under any "OUTSTANDING COMPANY STOCK OPTIONS" (as defined below) which are issued and outstanding immediately prior to the Effective Time, shall collectively be converted into that number of shares of common stock, $.001 par value per share (the "WIRELESS COMMON STOCK") of Wireless (the "INITIAL WIRELESS MERGER STOCK") as shall, in the aggregate, be equal to seventy-seven and one-half (77.5%) percent of the aggregate number of shares of "FULLY-DILUTED WIRELESS STOCK" (as defined) to be issued and outstanding AFTER giving effect to the issuance of all shares of such Initial Wireless Merger Stock. As used herein, the term "FULLY-DILUTED WIRELESS Stock" shall mean, as at the date in question (i) the aggregate number of shares of Wireless Common Stock which are issued and outstanding, plus (ii) such additional number of shares of Wireless Common Stock that would be issued and outstanding, after giving effect to the exercise of all the outstanding options, warrants or other stock purchase rights and the conversion into Wireless Common Stock of all then outstanding convertible notes, convertible preferred stock or other securities convertible into or exchangeable for Wireless Common Stock.

      Based on Wireless' representations and warranties contained herein that immediately prior to the Closing Date the Fully-Diluted Wireless Stock shall consist of 4,500,000 shares, on the Closing Date, Wireless shall issue a total of 15,500,000 shares of Initial Wireless Merger Stock to the Company Stockholders; at which time an aggregate of 20,000,000 shares of Fully-Diluted Wireless Stock shall be issued and outstanding.

      At the Effective Time, each share of Company Capital Stock no longer shall be deemed outstanding and automatically shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Initial Wireless Merger Stock and the "ADDITIONAL WIRELESS MERGER STOCK" (as hereinafter defined), without any interest thereon.

            (b) At the Effective Time, each full outstanding share of Company Common Stock shall be converted into that number of shares of Initial Wireless Merger Stock as shall be determined by multiplying the aggregate number of shares of Initial Wireless Merger Stock (to represent 77.5% of the aggregate number of shares of Fully-Diluted Wireless Stock) by a fraction (i) the numerator of which shall be one, and (ii) the denominator of which shall be the "FULLY-DILUTED COMPANY STOCK" As used herein, the term "FULLY-DILUTED COMPANY STOCK" shall mean, immediately prior to the Effective Time the SUM of (x) the aggregate number of shares of Company Common Stock which are issued and outstanding, plus (y) such additional number of shares of Company Common Stock that would be issued and outstanding, if all outstanding shares of Company Series A Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time of the Merger, plus (z) such additional number of shares of Company Common Stock that would be issued and outstanding if all Outstanding Company Stock Options (as defined below) were fully exercised by the holders thereof immediately prior to the Effective Time of the Merger.

            (c) For the avoidance of doubt and assuming (i) there is an aggregate of 4,500,000 shares of Fully-Diluted Wireless Stock outstanding on the Closing Date, and (ii) an aggregate of 36,517,467 shares of Fully-Diluted Company Stock outstanding on the Closing Date, each share of Fully-Diluted Company Stock outstanding on the Closing Date would be entitled to receive
0.42445 shares of Initial Wireless Merger Stock, or an aggregate of 15,500,000 shares of Wireless Merger Stock in exchange for all Fully-Diluted Company Stock.

      SECTION 2.04.  COMPANY SERIES A PREFERRED STOCK.

            (a) At the Effective Time, all issued and outstanding share of the Company Series A Preferred Stock not theretofore converted into shares of Company Common Stock shall, without any action on the


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part of the holder of any shares of Company Series A Preferred Stock, be converted into their pro-rata portion of the Initial Wireless Merger Stock and any Additional Wireless Merger Stock to be received following the Closing Date, as though each such issued and outstanding share of Company Series A Preferred Stock had been voluntarily converted by the holder thereof into Company Common Stock immediately prior to the Effective Time, at the conversion price then in effect. Without limiting the generality of the foregoing, the Company shall use its commercial best efforts to obtain all amendments to the instruments governing the rights and preferences of the Company Series A Stock and of the holders thereof, and consents of such holders to convert, at or prior to the Effective Time, their shares of Company Series A Stock in the first instance and otherwise to effectuate the transactions contemplated by this Section 2.04(a).

            (b) At the Effective Time, each full outstanding share of Company Series A Preferred Stock shall be deemed to have been fully converted into shares of Company Common Stock at the applicable conversion price then in effect (the "CONVERTED STOCK"), and each share of such deemed Converted Stock shall be converted into that number of shares of Initial Wireless Merger Stock as shall be determined by multiplying the aggregate number of shares of Initial Wireless Merger Stock (to represent 77.5% of the aggregate number of shares of Fully-Diluted Wireless Stock) by a fraction, (i) the numerator of which shall be one, and (ii) the denominator of which shall be the Fully-Diluted Company Stock.

      SECTION 2.05.  COMPANY OPTIONS AND WARRANTS.

            (a) At the Effective Time, each outstanding employee or non-employee stock option, right or warrant to purchase shares of Company Common Stock (each, an "OUTSTANDING COMPANY STOCK OPTION") granted under any employee stock option, compensation, stock purchase or other option plan, agreement or arrangement of the Company (the "COMPANY STOCK PLANS"), whether or not then vested or exercisable, shall, without any action on the part of the holder of any Outstanding Company Stock Option, be converted into options to purchase (at the same exercise price applicable to each such Outstanding Company Stock Option) their pro-rata portion of the Initial Wireless Merger Stock and any Additional Wireless Merger Stock to be received following the Closing Date, as though each such Outstanding Company Stock Option had been voluntarily exercised by the holder thereof for shares of Company Common Stock immediately prior to the Effective Time, at the exercise price then in effect. Without limiting the generality of the foregoing, the Company shall use its commercial best efforts to obtain all amendments to the instruments governing the rights of the Outstanding Company Stock Options and to obtain the consents of such holders to exercise such Outstanding Company Stock Options, at or prior to the Effective Time.

            (b) At the Effective Time, each full Outstanding Company Stock Option shall be deemed to entitle the holder thereof to an option (the "WIRELESS OPTION") to purchase, upon the same terms and at the applicable exercise price then in effect with respect to the Outstanding Company Stock Option, that number of shares of Initial Wireless Merger Stock as shall be determined by multiplying the aggregate number of shares of Initial Wireless Merger Stock (to represent 77.5% of the aggregate number of shares of Fully-Diluted Wireless Stock) by a fraction, (i) the numerator of which shall be one, and (ii) the denominator of which shall be the Fully-Diluted Company Stock.

      SECTION 2.06 ADJUSTMENTS TO INITIAL WIRELESS MERGER STOCK. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, it is expressly understood and agreed by and among all parties hereto that

            (a) the mutually agreed upon valuation of the Fully-Diluted Company Stock is fixed as at the Closing Date at Ten Million ($10,000,000) dollars; and

            (b) the aggregate number of shares of Wireless Common Stock to be received and retained by all holders of Fully-Diluted Company Stock, including holders of Wireless Options (collectively, the "COMPANY Stockholders") on and following the Closing Date pursuant to this Agreement (the "WIRELESS MERGER STOCK"), after giving effect to the $1,500,000 of "FINANCING" (hereinafter defined) shall represent not less than seventy-five (75%) percent of the Fully-Diluted Wireless Stock


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            As set forth in this Agreement, following the Closing Date, Wireless will undertake to consummate the Financing described therein, which Financing shall dilute the ownership of all stockholders of Wireless (including the former Company Stockholders) in the Fully-Diluted Wireless Stock on a pro-rata basis. Accordingly, it is expressly understood and agreed that:

                  (i) in the event and to the extent that the $1,500,000 Financing (or any portion thereof) when consummated, shall dilute the aggregate equity interests of all Company Stockholders in the Fully-Diluted Wireless Stock below seventy-five (75%) percent of such Fully-Diluted Wireless Stock, simultaneous with consummation of such Financing, Wireless shall issue to the Company Stockholders (pro-rata as their respective interests in the Fully-Diluted Company Stock appear on SCHEDULE A annexed hereto) that number of additional shares of Wireless Common Stock (the "ADDITIONAL WIRELESS MERGER STOCK") as shall be necessary to adjust to seventy-five (75%) percent the percentage by which such Initial Wireless Merger Stock and Additional Wireless Merger Stock bears to the total issued and outstanding Fully-Diluted Wireless Stock, after (A) consummation of the Financing, and (B) issuance of the Additional Wireless Merger Stock; and

                  (ii) in addition to and not in lieu of the provisions of clause (i) above, in the event and to the extent that the entire $1,500,000 Financing shall, for any reason, not be consummated within one hundred and ninety (90) days following the Closing Date, Wireless shall issue to all of the Company Stockholders (pro-rata as their respective interests in the Company Capital Stock appear on SCHEDULE A annexed hereto) additional shares of Wireless Merger Stock, so as to increase ABOVE seventy-five (75%) percent the percentage by which such Initial Wireless Merger Stock and Additional Wireless Merger Stock bears to the total issued and outstanding Fully-Diluted Wireless Stock, after
(A) consummation of the Financing, and (B) issuance of the Additional Wireless Merger Stock, on the basis of a one (1%) percent increase for every $100,000 less than $1,500,000 of Financing provided.

                  Thus, by way of example only if:

                  (A) at the Closing Date (and after giving effect to the 10-for-1 stock split contemplated by Section 7.02 below) there are an aggregate of 200,000,000 shares of Wireless Common Stock issued and outstanding, an aggregate of 155,000,000 shares of Wireless Common Stock shall be issued to the Company Stockholders as the Initial Wireless Common Stock; AND

                  (B) only $1,000,000 of Financing is provided to Wireless and its Company subsidiary by the expiration of 90 days following the Closing Date, and the aggregate number of shares of Fully-Diluted Wireless Stock issued or issuable in connection with such Financing is 4,444,444 shares of Wireless Common Stock, simultaneous with consummation of such Financing, Wireless shall issue to the Company Stockholders (pro-rata as their respective interests in the Fully-Diluted Company Stock appear on SCHEDULE A annexed hereto) an aggregate of 8,555,555 shares of Additional Wireless Merger Stock so as to increase their ownership of the Fully-Diluted Wireless Stock to 163,555,555 shares of Wireless Common Stock, or eighty (80%) percent of the 204,444,444 shares of Fully-Diluted Wireless Stock to be outstanding, after giving effect to the 4,444,444 share dilution resulting from such Financing and the issuance of such Additional Wireless Merger Stock, or

                  (C) all $1,500,000 of Financing is provided to Wireless and its Company subsidiary by the expiration of 90 days following the Closing Date, and the aggregate number of shares of Fully-Diluted Wireless Stock issued or issuable in connection with the Financing is 15,000,000 shares of Wireless Common Stock, simultaneous with consummation of such Financing, Wireless shall issue to the Company Stockholders (pro-rata as their respective interests in the Fully-Diluted Company Stock appear on SCHEDULE A annexed hereto) an aggregate of 6,250,000 shares of Additional Wireless Merger Stock so as to increase their ownership of the Fully-Diluted Wireless Stock to 161,250,000 shares of Wireless Common Stock, or seventy-five (75%) percent of the 215,000,000 shares of Fully-Diluted Wireless Stock to be outstanding, after giving effect to the 15,000,000 share dilution resulting from such Financing and the issuance of such Additional Wireless Merger Stock; or

                  (D) all $1,500,000 of Financing is provided to Wireless and its Company subsidiary by the expiration of 90 days following the Closing Date, and the aggregate number of shares of Fully-Diluted


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Wireless Stock issued or issuable in connection with the Financing is exactly
6,666,666 shares of Wireless Common Stock, no shares of Additional Wireless Merger Stock shall be issuable to the Company Stockholders; or

                  (E) all $1,500,000 of Financing is provided to Wireless and its Company subsidiary by the expiration of 90 days following the Closing Date, and the aggregate number of shares of Fully-Diluted Wireless Stock issued or issuable in connection with the Financing is LESS than 6,666,666 shares of Wireless Common Stock, simultaneous with the consummation of such Financing, the Company Stockholders shall (pro-rata as their respective interests in the Fully-Diluted Company Stock appear on SCHEDULE A annexed hereto) return to Wireless for cancellation, such number of shares of their Initial Wireless Merger Stock so that, after giving effect to the dilution resulting from such Financing and the return of such portion of their Initial Wireless Merger Stock, the Company Stockholders shall continue to own seventy-five (75%) percent of the Fully-Diluted Wireless Stock then outstanding.

      SECTION 2.07 FINANCING DEPOSIT . On the Closing Date, the $250,000 paid by 2K Venture Partners to the Company pursuant to the letter agreement, dated January 10, 2002 (the "FINANCING DEPOSIT"), shall be automatically converted into the same Securities of Wireless as will be issued in the Financing.

      SECTION 2.08  EXCHANGE OF CERTIFICATES.

            (a) As soon as reasonably practicable after the Effective Time, Wireless shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time evidenced outstanding shares of Company Capital Stock which were converted into the right to receive such holder's ratable portion of the Initial Wireless Merger Stock instructions for use in effecting the surrender of the Certificates in exchange for such holder's ratable portion of the Initial Wireless Merger Stock. Upon surrender of a Certificate for cancellation to Wireless or to other agent or agents as may be appointed by Wireless, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by Wireless, the holder of such Certificate shall be entitled to receive in exchange therefore the ratable portion of the Initial Wireless Merger Stock into which the shares of Company Capital Stock theretofore evidenced by such Certificate shall have been converted pursuant to this Agreement, and the Certificate so surrendered forthwith shall be canceled. In the event of a transfer of ownership of Company Capital Stock that is not registered in the transfer records of the Company, delivery may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such delivery shall pay all transfer and other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Wireless that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.08, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the ratable portion of the Initial Wireless Merger Stock and any Additional Wireless Merger Stock which may hereafter be issued purusant to
Section 2.06, without interest, into which the shares of Company Capital Stock theretofore evidenced by such Certificate shall have been converted pursuant to
Section 2.03. No interest shall be paid or accrue on any Wireless Merger Stock payable upon surrender of any Certificate.

            (b) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Wireless, the posting by such Person of an indemnity bond, in such reasonable amount as the Surviving Corporation may direct, as collateral security against any claim that may be made against it with respect to such Certificate, Wireless shall issue in exchange for such lost, stolen or destroyed Certificate the applicable number of shares of Initial Wireless Merger Stock.

            (c) FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Merger Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and


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things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

      SECTION 2.09 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Capital Stock, except as otherwise provided herein or by Law. At or after the Effective Time, any Certificates presented to the Surviving Corporation or Wireless, for any reason shall represent only the right to receive the applicable Wireless Merger Stock, without any interest thereon.

                                   ARTICLE III

                         REPRESENTATIONS, WARRANTIES AND
                     COVENANTS OF WIRELESS SYNERGIES, INC.

      As an inducement to, and to obtain the reliance of the Company and the Company Stockholders, Wireless represents and warrants as follows:

      SECTION 3.01 ORGANIZATION. Wireless is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. Wireless has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where such failure would not have a material adverse effect on business or financial condition of Wireless.

      SECTION 3.02 CAPITALIZATION. As of the date hereof, the entire authorized capitalization of Wireless consists of 25,000,000 shares of common stock, $.001 par value per share (the "WIRELESS COMMON STOCK"), of which 9,500,000 shares of Wireless Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Wireless Common Stock are validly issued, fully paid, and non-assessable. Prior to the Closing Date, Wireless shall cause a sufficient number of shares of issued and outstanding Wireless Common Stock to be returned to the treasury of Wireless and cancelled, so that at the Closing Date, not more than 4,500,000 shares of Wireless Common Stock shall be issued and outstanding. No shares of Wireless Common Stock are reserved for issuance upon exercise of outstanding options and warrants, or upon conversion of any outstanding Wireless convertible securities. Wireless Common Stock is not owned or held in violation of any preemptive right of any other person or entity. Except as described herein, there is no commitment, plan, subscription rights, or arrangement to issue, no preemptive right to acquire, and no outstanding option, warrant, or other right calling for the issuance of, any shares of Wireless Common Stock or any security or other instrument convertible into, exercisable for, or exchangeable for Wireless Common Stock. There is outstanding no right, security or other instrument convertible into or exchangeable for Wireless Common Stock.

      SECTION 3.03 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as provided in SCHEDULE 3.03, Wireless does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

      SECTION 3.04 FINANCIAL CONDITION. Wireless has delivered to Company and the Company Stockholders, and Company and the Company Stockholders acknowledge receipt of Wireless' Form 10-KSB for the fiscal year ended June 30, 2001 ("FORM 10-KSB"), its Form 10-QSB for the three months ended September 30, 2001 ("FORM 10-QSB") and its Form 8-K for the period ended December 15, 2001 (the "FORM 8-K"). The Form 10-KSB and Form 10-QSB present fairly the financial condition, assets, liabilities, and stockholders' equity of Wireless as of its date; each such statement of income and statement of retained earnings presents fairly and accurately the results of operations of Wireless for the period indicated; and each such statement of changes in financial position presents fairly and accurately the information purported to be shown therein. The financial statements (including the notes thereto) referred to in this Section 3.04 have been prepared in accordance with GAAP consistently applied throughout the periods involved are in compliance with all applicable rules and


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regulations promulgated by the Securities and Exchange Commission (the "SEC"),
are correct and complete and are in accordance with the books and records of Wireless.

      SECTION 3.05 REPORTS. Wireless has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and SEC rules and regulations thereunder, and all such forms, reports and documents, as amended, filed with the SEC have complied with all applicable requirements of the federal securities laws and the SEC rules and regulations promulgated thereunder.

      SECTION 3.06   TAX AND OTHER LIABILITIES.

            (a) Wireless has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of Wireless and its subsidiaries taken as a whole.

            (b) Wireless has delivered to Company correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Wireless. None of such tax returns are under audit.

            (c) Wireless has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

            (d) Wireless is not a party to any Income Tax allocation or sharing agreement.

      As used herein "Taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

      SECTION 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or in the Form 10-QSB, since September 30, 2001:

            (a) There has not been (i) any adverse change in the business, operations, properties, assets, or condition of Wireless; or (ii) any damage, destruction, or loss to Wireless (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or condition of Wireless;

            (b) Wireless has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Wireless; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

            (c) Wireless has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent); (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Wireless balance sheet; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Wireless; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities of whatever kind or nature including without limitation debentures (whether authorized and unissued or held as treasury stock), convertible securities, warrants, options, or preferred stock).

      SECTION 3.08 ISSUANCE. The shares of Wireless Common Stock issued as consideration hereunder are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of Wireless.

      SECTION 3.09 APPROVAL OF AGREEMENT. The board of directors of Wireless has authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of Wireless for their approval with the recommendation that the transaction be accepted if it has been deemed necessary.

      SECTION 3.10 WIRELESS SCHEDULES. Wireless has delivered to Company a copy of all the board of directors' and stockholders' minutes of Wireless approving this transaction.

      SECTION 3.11 TITLE AND RELATED MATTERS.

            Wireless has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent balance sheet on Form 10-QSB or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business). Wireless owns, free and clear of any liens, mortgages, security interests, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever ("LIENS"), any and all of its assets. Wireless has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Wireless or any portion of its properties, assets, or rights.

      SECTION 3.12 LITIGATION AND PROCEEDINGS. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Wireless, threatened by or against Wireless or affecting Wireless or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator that would have a material adverse effect on its business. Wireless does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      SECTION 3.13  CONTRACTS.

            (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Wireless is a party or by which it or any of its assets, products, or properties are bound outside of the ordinary course of business;

            (b) Wireless is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended;
(iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Wireless is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $50,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or partner of Wireless or (viii) contract, agreement, or other commitment involving payments by it of more than $50,000 in the aggregate.

      SECTION 3.14 MATERIAL CONTRACT DEFAULTS. Wireless is not in default under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Wireless and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Wireless has not taken adequate steps to prevent such a default from occurring.

      SECTION 3.15 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Wireless is a party or to which any of its properties or operations are subject.

      SECTION 3.16 GOVERNMENTAL AUTHORIZATIONS. Wireless has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Wireless of this Agreement and the consummation by Wireless of the transactions contemplated hereby.

      SECTION 3.17 COMPLIANCE WITH LAWS AND REGULATIONS. Wireless has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Wireless or except to the extent that noncompliance would not result in the incurrence of any material liability for Wireless.

      SECTION 3.18 INSURANCE. All the insurable properties of Wireless are insured in their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation of the transactions contemplated by this Agreement.

      SECTION 3.19 APPROVAL OF AGREEMENT. All member(s) of the Board of Directors of Wireless have authorized the execution and delivery of this Agreement and have approved the transactions contemplated hereby. Wireless has delivered to Company a copy of the resolution of the Board of Directors approving this transaction.

      SECTION 3.20 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.20 contains a true and complete list, by category, of all current full-time employees, current part-time employees, other employees and consultants currently employees or engaged by Wireless who render services with respect to the Wireless' business and who are so engaged by Wireless as of the date hereof, including a description of any and all written contracts, written agreements, written commitments and written arrangements relating thereto, and a description of the rate and nature of all compensation payable by Wireless to, and the amount of vacation, sick days, personal days or other leave accrued by, each such person or entity. Company has been provided with true, complete and correct (i) copies of all such written contracts, written agreements, written commitments and written arrangements, (ii) copies of all manuals and handbooks applicable to any employee or consultant of Wireless who renders services with respect to the Wireless' business, (iii) copies of all trade secret, non-compete, non-disclosure and invention assignment agreements, and (iv) descriptions of all existing severance, accrued vacation or other leave policies or retiree benefits of any such employee or consultant.

      Wireless is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of Wireless, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees of Wireless into one or more collective bargaining units, nor, to the knowledge of Wireless, are any such efforts being conducted. There is no pending or, to the knowledge of Wireless, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Wireless, or which may interfere with its continued operations. Neither Wireless nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against Wireless by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees or consultants of the stockholders during the twenty-four (24) months prior to the date hereof. Wireless has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended.

      The employment of each employee of Wireless is "AT WILL", and may be terminated at any time by Wireless, without the imposition of penalties or damages. Wireless has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of Wireless is any such claim threatened against Wireless. Wireless is not a party to, or otherwise bound by, any order relating to its employees or employment practices. Wireless has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees. No current or former employee of Wireless is (i) absent on a military leave of absence and/or eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act.

      SECTION 3.21 EMPLOYEE BENEFITS. There is no employee benefit plan which is sponsored, maintained or contributed to by Wireless or to which Wireless has an obligation to contribute, or otherwise affecting or involving Wireless or any of the employees of or consultants to Wireless.

      SECTION 3.22 ENVIRONMENTAL MATTERS.

            (a) Wireless has no liability under, and each are presently in compliance in all material respects with all Environmental Laws applicable to Wireless, its assets or business.

            (b) Wireless has no knowledge of the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of Hazardous Substances into the soil, surface waters, ground waters, land, stream sediments, surface of subsurface strata, ambient air, sewer system, or any environmental medium at or from any property or asset owned, used or occupied by Wireless ("ENVIRONMENTAL CONDITION") in violation of any applicable Environmental Law.

      (c) None of the following exists at any property owned, occupied or controlled by Wireless: (1) underground storage tanks, (2) materials or equipment containing polychlorinated biphenyls in concentrations greater than 50 parts per million, or (3) landfills or disposal areas.

      SECTION 3.23 BANKS. SCHEDULE 3.23 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which Wireless has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of Wireless in matters concerning any of its business or affairs. No such proxies, powers of attorney or other like instruments are irrevocable.

      SECTION 3.24 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Wireless nor any other affiliate or agent of Wireless, or any other person acting on behalf of or associated with Wireless, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier; or
(b) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of Wireless (or assist Wireless in connection with any actual or proposed transaction), in each case which (i) may subject Wireless to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the assets, business, operations or prospects of Wireless, or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of Wireless.

      SECTION 3.25 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 3.25, Wireless has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with Wireless or any other officer, director or shareholder of Wireless or any of their respective affiliates. Except as set forth on SCHEDULE 3.25, no affiliate of Wireless is indebted to Wireless for money borrowed or other loans or advances, and Wireless is not indebted to any such affiliate.

      SECTION 3.26 MATERIALITY. No representation or warranty in this Article III contains any materially untrue statement of a material fact or omits to state any material fact required to make the statements contained therein not materially misleading or materially necessary in order to provide Company with reasonably complete information as to Wireless' business or financial condition.

                                   ARTICLE IV
                         REPRESENTATIONS, COVENANTS, AND
                  WARRANTIES OF SIGNING COMPANY STOCKHOLDERS

      As an inducement to, and to obtain reliance of Wireless, the Company Stockholders who have executed this Agreement (the "SIGNING COMPANY STOCKHOLDERS"), do hereby severally (not jointly and severally) represent and warrant as follows:

      SECTION 4.01 OWNERSHIP OF THE SHARES OF COMPANY CAPITAL STOCK. Each Signing Company Stockholder hereby represents and warrants with respect to itself that he is the legal and beneficial owner of the number of shares of Company Capital Stock set forth opposite its name on SCHEDULE A attached hereto, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such Signing Company Stockholder has full right, power, and authority to vote such shares of Company Capital Stock in favor of the Merger contemplated by this Agreement. The Signing Company Stockholders own of record a majority of the issued and outstanding shares of Company Common Stock.

      SECTION 4.02 VOTING IN FAVOR OF THE MERGER. Each Signing Company Stockholder hereby represents and warrants that if and for so long as Wireless shall comply with all of its representations, warranties, covenants and agreements contained in this Agreement, and subject to the Company's right to terminate this Agreement in accordance with the provisions of Section 7.09 hereof, such Signing Company Stockholders will vote their shares of Company Capital Stock in favor of the Merger..

                                    ARTICLE V
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

      As an inducement to, and to obtain the reliance of Wireless, the Company represents and warrants as follows:

      SECTION 5.01 ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company has no subsidiary corporations. The Company has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the countries, provinces, territories and states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Company has furnished to Wireless complete and correct copies of the articles of incorporation, as amended, and bylaws of Company as in effect on the date hereof. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of such articles of incorporation or bylaws. The Company has taken all action required by law, its articles of incorporation, bylaws, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal right and has taken all action required by law, its incorporation and bylaws, and otherwise to consummate the transactions herein contemplated.

      SECTION 5.02 CAPITALIZATION. As of the date hereof, the entire authorized capitalization of the Company consists of (a) 60,000,000 shares of common stock, $.001 par value per share (the "COMPANY COMMON STOCK"), of which 29,207,000 shares of Company Common Stock are currently issued and outstanding, and (b) 10,000,000 shares of Series A preferred stock, $.001 par value, (the "COMPANY SERIES A PREFERRED STOCK"), of which 3,924,667 shares of Company Series A Preferred Stock are issued and outstanding. The Company Common Stock and the Company Series A Preferred Stock are hereinafter collectively referred to as the "COMPANY CAPITAL STOCK. All of the issued and outstanding shares of Company Capital Stock are validly issued, fully paid, and non-assessable. There are currently 3,385,800 shares of Company Common Stock reserved for issuance upon exercise of Outstanding Company Options (including warrants), as listed in SCHEDULE A. Company Common Stock is not owned or held in violation of any preemptive right of any other person or entity. Except as described herein, there is no commitment, plan, subscription rights, or arrangement to issue, no preemptive right to acquire, and no outstanding option, warrant, or other right calling for the issuance of, any shares of Company Capital Stock or any security or other instrument convertible into, exercisable for, or exchangeable for Company Capital Stock. There is outstanding no right, security or other instrument convertible into or exchangeable for Company Capital Stock.

      SECTION 5.03 SUBSIDIARIES AND PREDECESSOR ENTITIES. The Company does not have any subsidiaries and does not own, beneficially or of record, any shares of capital stock or ownership interests of any other corporation or entity.

      SECTION 5.04  FINANCIAL STATEMENTS AND TAXES

            (a) Prior to the Effective Time, the Company will furnish Wireless with the unaudited balance sheets at December 31, 2000 and December 31, 2001 and the related statements of income and statements of stockholders' equity of the Company for each of the two fiscal years ended December 31, 2001 (the "ANNUAL FINANCIAL STATEMENTS").

            (b) Within sixty days following the Closing Date, the Company will arrange for an independent auditor experienced in SEC accounting to complete an audit of the Company balance sheets as at December 31, 2000 and December 31, 2001, and the related statements of income and retained earnings, statements of cash flows and statements of stockholders equity of Company for each of the two fiscal years ended December 31, 2001 (the "AUDITED FINANCIAL STATEMENTS"). Such Audited Financial Statements shall be conducted in accordance with United States generally accepted accounting principals ("GAAP") and shall be in compliance with Regulation S-X, as promulgated under the Securities Act of 1933, as amended. To the knowledge of the Company and the Company Stockholders, the Annual Financial Statements are capable of being so audited in accordance with the provisions of this Section 2.04(b).

            (c) In each case, except for the absence of full footnote disclosures and schedules required in accordance with GAAP, and year end audit adjustments which are not individually or in the aggregate material (i) the Annual Financial Statements have been prepared by management of Company, (ii) the Annual Financial Statements present fairly as of their respective dates the assets, liabilities, stockholders' equity and the financial condition of Company, (iii) as of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Company did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of Company in accordance with GAAP, and (iv) the statements of income, stockholders' equity, and changes in financial condition reflect fairly the information required to be set forth therein by GAAP.

            (d) The Company will, upon request, furnish to Wireless true and correct copies of all income tax returns of Company filed with the Internal Revenue Service and any State taxing authority since 1998. Except as separately disclosed in writing by Company to Wireless (the "TAX DISCLOSURE MEMO")

                  (i) none of such federal income tax returns have been examined by the Internal Revenue Service;

                  (ii) each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

                  (iii) the Company does not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) through December 31, 2000, for which the Company may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity; and

                  (iv) except as accruing in the normal course of business, the Company does not owe any accrued and unpaid taxes to date of this Agreement.

            (e) The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

            (f) The Company has good and marketable title to its assets and, except as pledged in the ordinary course of business or as set forth in the financial statements of the Company or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      SECTION 5.05 OPTIONS OR RIGHTS. Except as noted in SCHEDULE A, there are no existing options, rights, calls, or commitments of any character relating to any Company Stockholders' interests.

      SECTION 5.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31,
2001:

            (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of the Company or (ii) any damage, destruction, or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Company;

            (b) the Company has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding Capital Stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or Company Stockholders or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

            (c) the Company has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $50,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

            (d) to the best knowledge of the Company, the Company has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of the Company.

      SECTION 5.07 TITLE AND RELATED MATTERS.

            Except for the Permitted Encumbrances (as hereinafter defined), the Company has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business). Except for the Permitted Encumbrances or as pledged in the ordinary course of business, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all assets, marketing plans, business plans, methods of management, or other information utilized in connection with the Company's business. the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

      SECTION 5.08 LITIGATION AND PROCEEDINGS. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator that would have a material adverse effect on its business. the Company does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. For the purpose of this agreement, the "KNOWLEDGE OF THE COMPANY" shall be limited to the actual knowledge of the executives listed on SCHEDULE 5.08 hereto.

      SECTION 5.09  CONTRACTS

            (a) Except as listed in SCHEDULE 5.09, there are no material contracts, agreements, franchises, license agreements, or other commitments to which the Company is a party or by which it or any of its assets, products, or properties are bound outside of the ordinary course of business;

            (b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws, by other laws affecting the rights of creditors generally and by the laws of foreign jurisdictions;

            (c) Except as listed in SCHEDULE 5.09 and as incurred in the ordinary course of business or reflected in the most recent Company balance sheet, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended;
(iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which the Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $50,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or partner of the Company or (viii) contract, agreement, or other commitment involving payments by it of more than $50,000 in the aggregate.

      SECTION 5.10 MATERIAL CONTRACT DEFAULTS. The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Company, including, without limitation, the recording agreement with Walt Disney Company, Inc. for "Cinderella II" and the contracts and agreements relating to the masters and the rights to exploit the albums for Brooke Allison, Maddwest and Sean McDuffy (Emackillent) (collectively, the "MATERIAL CONTRACTS"), and there is no default or event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

      SECTION 5.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which the Company is a party or to which any of its properties or operations are subject.

      SECTION 5.12 GOVERNMENTAL AUTHORIZATIONS. The Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

      SECTION 5.13 COMPLIANCE WITH LAWS AND REGULATIONS. The Company has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the incurrence of any material liability for the Company.

      SECTION 5.14 INSURANCE. All the insurable properties of the Company are insured in their full replacement value against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding on the date of consummation of the transactions contemplated by this Agreement.

      SECTION 5.15 APPROVAL OF AGREEMENT. The Board of Directors of the Company have authorized the execution and delivery of this Agreement and have approved the transactions contemplated hereby. The Company has delivered to Wireless a copy of the resolution of the Board of Directors approving this transaction.

      SECTION 5.16 INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS. The Company has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. No rights of any other person are violated by the use by the Company of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Company, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

      SECTION 5.17 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 5.17 contains a true and complete list, by category, of all current full-time employees, current part-time employees, other employees and consultants currently employees or engaged by the Company who render services with respect to the Company business and who are so engaged by the Company as of the date hereof, including a description of any and all written contracts, written agreements, written commitments and written arrangements relating thereto, and a description of the rate and nature of all compensation payable by the Company to, and the amount of vacation, sick days, personal days or other leave accrued by, each such person or entity. The Company has been provided with true, complete and correct (i) copies of all such written contracts, written agreements, written commitments and written arrangements, (ii) copies of all manuals and handbooks applicable to any employee or consultant of the Company who renders services with respect to the Company's business, (iii) copies of all trade secret, non-compete, non-disclosure and invention assignment agreements, and (iv) descriptions of all existing severance, accrued vacation or other leave policies or retiree benefits of any such employee or consultant. the Company has provided to Wireless true, complete and correct copies of all written employment, consulting and services contracts, written commitments and written arrangements listed on SCHEDULE 5.17. Except as set forth on SCHEDULE 5.17, the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of the Company, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees or consultants of the Company Stockholders who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the Company, are any such efforts being conducted. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company , or which may interfere with its continued operations. To the knowledge of the Company , neither the Company nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees or consultants of the Company Stockholders during the twenty-four (24) months prior to the date hereof. the Company has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended. Except as otherwise expressly set forth in
SCHEDULE 5.17, or as required by the WARN Act or similar legislation, the employment of each employee of the Company is "AT WILL", and may be terminated at any time by the Company , without the imposition of penalties or damages. The Company has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of the Company is any such claim threatened against the Company . The Company is not a party to, or otherwise bound by, any order relating to its employees or employment practices. The Company has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees. No current or former employee of the Company is (i) absent on a military leave of absence and/or eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act.

      SECTION 5.18 EMPLOYEE BENEFITS. There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the employees or consultants of the Company or which is sponsored, maintained or contributed to by the Company or to which the Company has an obligation to contribute (all such employee benefit plans and other benefit plans, programs, contracts or arrangements hereinafter individually and collectively called the "EMPLOYEE BENEFIT PLAN(S)"). A true, complete and correct copy of each of the Employee Benefit Plans (and all amendments thereto, whether currently effective or to become effective at a later date) have been provided to the Company. In the case of any Employee Benefit Plan which is not in written form, a materially true, materially complete and materially correct description of such Employee Benefit Plan has been provided to the Company. No Employee Benefit Plan is (i) subject to Section 412 of the Internal Revenue Code or Section 306 of ERISA, (ii) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, or (iii) a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) which has two or more contributing sponsors at least two of whom are not under common control. Any and all amounts which the Company is required to pay as contributions or otherwise, or with respect to the Employee Benefit Plans have been timely paid.

      SECTION 5.19 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company, the Company Stockholders nor any other affiliate or agent of the Company , or any other person acting on behalf of or associated with the Company , acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier; or (b) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction), in each case which (i) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the assets, business, operations or prospects of the Company, or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company.

      SECTION 5.20 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE
5.20 and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in scheduled Plans or Benefit Programs and agreements by employees, the Company has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with the Company or any other officer, director or shareholder of the Company or any of their respective affiliates. Except as set forth on SCHEDULE 5.20, neither the Company nor any other affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such affiliate.

      SECTION 5.21 MATERIALITY. No representation or warranty in this Article V contains any materially untrue statement of a material fact or omits to state any material fact required to make the statements contained therein not materially misleading or materially necessary in order to provide Wireless with reasonably complete information as to the Company's business or financial condition.

                                   ARTICLE VI
                              DELIVERIES AT CLOSING

      SECTION 6.01 TAKING OF NECESSARY ACTION. Wireless, Company and the Company Stockholders shall take all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If, at any time after the execution hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, to (a) vest Wireless with title to 100% of the issued and outstanding shares of Company Capital Stock, and (b) vest the Company Stockholders with title to 100% of the issued and outstanding shares of Initial Wireless Merger Stock and any shares of Additional Wireless Merger Stock. The officers and directors of Company or Wireless, as the case may be, at their expense, shall take such necessary or desirable action in order to effectuate the transactions contemplated by this Agreement.

      SECTION 6.02 STOCK LEGENDS. Certificates representing all shares of the Wireless Merger Stock shall bear a legend restricting transfer of the shares of the Wireless Merger Stock represented by such certificate in substantially the form set forth below:

      "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer."

      Wireless shall, from time to time, make stop transfer notations in its records to ensure compliance in connection with any proposed transfer of the shares with the Securities Act, and all applicable state securities laws.

      SECTION 6.03 FEES AND EXPENSES. Each of Company and Wireless shall be responsible for all of their respective fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, the professional fees of counsel for the Company Stockholders and Wireless incurred in connection with this Agreement.

      SECTION 6.04 APPOINTMENT OF NEW DIRECTORS. Simultaneously, with the Closing of the transactions contemplated by this Agreement, the existing director(s) of Wireless and Merger Sub shall resign, and shall appoint five persons designated by the Company or the Company Stockholders prior to the Closing Date, to serve as the sole directors of Wireless and the Surviving Corporation of the Merger from and after the Closing Date.

      SECTION 6.05 CLOSING. The closing ("CLOSING") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("CLOSING DATE"), but not later than March 22, 2002 provided that the covenants and conditions set forth in Articles VII, VIII and IX have been satisfied. Such Closing shall take place at a mutually agreeable time and place.

      SECTION 6.06 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Deliveries at Closing shall include, without limitation, the following:

            (a) Deliveries by Company and Company Stockholders. At or prior to the Closing, Company or Company Stockholders, as appropriate, shall deliver to Wireless:

                  (i) resolutions or consents signed by each of the Signing Company Stockholders who have executed this Agreement and the holders of a majority of the shares of Company Series A Preferred Stock approving, adopting and ratifying this Agreement, the Merger and the transactions contemplated hereby;

                  (ii)  minute and record books of Company;

                  (iii) a certificate executed by Company to the effect that the conditions set forth in Article VII and Article VIII have been satisfied; and

                  (iv) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of Company or any affiliate of Company pertaining to Company (collectively, the "RECORDS"); provided, however, that Company may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that Company is reasonably likely to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of Company will be required in connection with the tax obligations of the Company Stockholders.

            (b)   Deliveries  by  Wireless.   At or prior to the Closing,
Wireless shall deliver to Company:

                  (i) the certificates representing the Initial Wireless Merger Stock required to be delivered at Closing pursuant to Section 2.03 hereof;

                  (ii) a certificate executed by an authorized officer of Wireless, on behalf of Wireless, to the effect that the conditions set forth in
ARTICLE VII and ARTICLE VIII have been satisfied;

                  (iii) the resignations of all the officers and directors of Wireless and Merger Sub and a resolution of the Board of Directors of Wireless electing the persons designated by Company or the Signing Company Stockholders prior to such Closing as the sole directors of Wireless and the Surviving Corporation of the Merger, and appointing persons designated by the Company prior to such Closing as the sole senior executive officers of Wireless and the Surviving Corporation of the Merger.

                                   ARTICLE VII
               SPECIAL COVENANTS AND AGREEMENTS OF THE PARTIES

      SECTION 7.01 BOARD OF DIRECTORS ACTION BY WIRELESS. Prior to the Closing, the Board of Directors of Wireless shall:

            (a) effect the authorization and approval of this Agreement and the transactions contemplated thereby;

            (b)   effect the action described in Article VI; and

            (c) take such other actions as the directors may determine are appropriate in furtherance of the consummation of this Agreement.

      SECTION 7.02  WIRELESS STOCKHOLDERS MEETING.

            (a) Not later than seventy-five (75) days following the Closing, Wireless (in cooperation with the Company and the Signing Company Stockholders and their legal counsel) shall have prepared and filed with the SEC a preliminary proxy statement under Rule 14 of the Securities Exchange Act of 1934, as amended (the "PROXY STATEMENT") in connection with calling a special meeting of the stockholders of Wireless (the "WIRELESS STOCKHOLDERS MEETING") for the purpose of:

                  (i) approving an amended and restated articles of incorporation of Wireless which shall, among other things: (x) change the Wireless corporate name to 2KSOUNDS CORPORATION (or such other name as the Wireless board of directors shall approve); (y) increase the number of shares of capital stock which Wireless shall be authorized to issue to 500,000,000 shares of Wireless Common Stock, and (z) authorize for issuance a total of 100,000,000 shares of preferred stock, which may be issued in such series or classes and with such rights, designations and privileges (including conversion rights) as the board of directors of Wireless may, in their sole discretion, from time to time determine;

                  (ii)  ratifying   this   Agreement   and  the   transactions
contemplated by this Agreement, including, without limitation, the proposed Financing; and

                  (iii) approving, adopting and ratifying a 10-for-1 forward split of the issued and outstanding Wireless Common Stock, after giving effect to the issuance of the Initial Wireless Merger Stock.

            (b) Wireless shall use its best efforts to cause such Proxy Statement to be filed with the SEC as soon practicable following completion of the Audited Financial Statements of Company, and to be declared effective by the SEC as soon as practicable thereafter. The Proxy Statement shall be mailed to the holders of Wireless Common Stock, as soon as declared effective by the SEC, and the Wireless Stockholders Meeting shall be held at a location to be mutually agreed upon as soon as permissible thereafter under applicable Nevada corporate law.

      SECTION 7.03 ACCESS TO PROPERTIES AND RECORDS. Wireless and the Company will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of each other as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the case may be, as the other shall from time to time reasonably request.

      SECTION 7.04 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING ISSUANCE OF WIRELESS MERGER STOCK. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Wireless Merger Stock to the Company Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Company Stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing the Company Stockholders shall deliver to customary Wireless investment letters of representation.

      SECTION 7.05 THIRD PARTY CONSENTS AND CERTIFICATES. Wireless and the Company agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

      SECTION 7.06 ACTIONS PRIOR TO CLOSING.

            (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Agreement or Schedules attached hereto or as otherwise approved in writing by Wireless, the Company will:

                  (i) carry on its business in substantially the same manner as it has heretofore;

                  (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                  (iii) maintain   in  full   force   and   effect   insurance
comparable in amount and in scope of coverage to that now maintained by it;

                  (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                  (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                  (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

            (b) From and after the date of this Agreement until the Closing Date, unless otherwise approved in advance by Company in writing, Wireless will not:

                  (i) make any change in its articles of incorporation or bylaws;

                  (ii) conduct any business or enter into any contract, agreement or commitment of any kind, or amend any contact, agreement or commitment currently in existence, other than as previously approved by the Signing Company Stockholders and to further the transactions contemplated by this Agreement; or

                  (iii) issue or commit to issue any shares of Wireless Common Stock or other securities convertible into or exercisable for Wireless Common Stock to any person, firm or corporation.

            (c) Prior to the Closing Date, Wireless shall arrange for one or more of its current stockholders owning of record and beneficially an aggregate of 5,000,000 shares of the outstanding common stock of Wireless to return all of such shares of Wireless Common Stock to Wireless for cancellation. As at the Closing Date not more than 4,500,000 shares of Wireless Common Stock shall be issued and outstanding.

      SECTION 7.07  INDEMNIFICATION.

            (a) By Signing Company Stockholders. The Signing Company Stockholders hereby severally (not jointly and severally) agree to indemnify and hold harmless Wireless against and in respect of:

                  (i) any loss, claim, liability, obligation, or damage suffered or incurred by Wireless resulting from or arising in connection with any material misrepresentation, breach of warranty, or non-fulfillment of any material covenant or agreement on the part of Company or the Signing Company Stockholders contained in this Agreement; and

                  (ii) all actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to the foregoing, including, but not limited to, any audit or investigation by any governmental entity.

            (b) By Wireless. Wireless hereby agrees to indemnify and hold harmless the Company and the Signing Company Stockholders and Michael Nixon against and in respect of:

                  (i) any loss, claim, liability, obligation or damage suffered or incurred by the Company, the Signing Company Stockholders or Wireless (as it exists subsequent to the Closing Date) resulting from or arising in connection with any misrepresentation, breach of warranty, or non-fulfillment of any covenant or agreement on the part of Wireless contained in this Agreement;

                  (ii) any liability or claim asserted against the Company, the Signing Company Stockholders or Wireless (as it exists subsequent to the Closing
Date) arising in connection with Wireless' failure to perform its obligations hereunder;

                  (iii) any liability or claim which may be asserted against the Company, the Signing Company Stockholders or Wireless (as it exists subsequent to the Closing Date) arising at any time after the Closing Date in connection with Wireless' ownership of its assets or its business activities (including without limitation the rescission of the August 20, 2001 Agreement and Plan of Share Exchange between Wireless and Global-Vision.com, Inc.) for all periods up to and including the Closing Date; and

                  (iv) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to the foregoing, including, but not limited to, any audit or investigation by any governmental entity.

            (c) Survival of Obligation to Indemnify. The obligation of each party hereto to indemnify the other party hereto shall survive the Closing and the payment of the consideration therefore for a period of one year from the Closing Date, and shall continue thereafter with respect to: (a) matters which the party seeking indemnity hereunder shall have given the other party written notice of as provided herein prior to one year from the Closing Date; and (b) any claims, actions, suits, investigations or proceedings based on fraud or willful misconduct, willful misrepresentation or willful breach of warranty.

            (d) Notice and Procedure. Any party claiming indemnity hereunder (hereinafter referred to as the "INDEMNIFIED PARTY") shall give the party against whom indemnity is sought (hereinafter referred to as the "INDEMNIFYING PARTY") prompt written notice after obtaining knowledge of any claim or the existence of facts as to which recovery may be sought against it in respect of which the Indemnifying Party may be liable because of the indemnity provisions set forth in this Section 7.07. If such claim for indemnity arises in connection with a legal action instituted by a third party (hereinafter a "THIRD PARTY CLAIM"), the Indemnified Party hereby agrees that, within five (5) business days after it is served with notice of the assertion of any Third Party Claim for which it may seek indemnity hereunder, the Indemnified Party will notify the Indemnifying Party in writing of such Third Party Claim.

            The Indemnifying Party shall, within five (5) business days after the date that the Indemnified Party gives notice of a claim (whether a Third Party Claim or otherwise) as provided above, notify the Indemnified Party whether it accepts or contests its obligation of indemnity hereunder as claimed by the Indemnified Party.

            If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party shall have the right, after conceding in writing its obligation of indemnity hereunder, to conduct the defense of such action at its sole expense through counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall cooperate in such defense as reasonably necessary to enable the Indemnifying Party to conduct its defense, including providing the Indemnifying Party with reasonable access to such records as may be relevant to its defense. The Indemnifying Party shall be entitled to settle any such Third Party Claim without the prior written consent of the Indemnified Party provided that the Indemnifying Party provides the Indemnified Party with reasonable assurances that the Indemnified Party will be fully indemnified by the Indemnifying Party in connection with any such Third Party Claim. The Indemnified Party shall be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying Party has elected to defend. If the Indemnifying Party accepts its indemnity obligations hereunder in connection with a Third Party Claim but elects not to conduct the defense thereof, the Indemnified Party may defend and/or settle such Third Party Claim and shall be entitled to be indemnified for the full amount of such claim and all costs and expenses, including attorneys' fees, incurred in connection therewith pursuant to this Section 7.07.

            If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party contests or does not accept its indemnity obligation hereunder, the Indemnified Party shall have the right to defend and/or settle such Third Party Claim and thereafter seek indemnity from the other party pursuant to this Section 7.07; provided, however, that the Indemnified Party shall not settle any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

            If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party shall, upon the request of the Indemnified Party, pay the full amount of such claim to the Indemnified Party or to the third party asserting such claim as directed by the Indemnified Party. If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party contests its indemnity obligation hereunder, the Indemnified Party shall have the right to defend, settle or take any other action with respect to such claim and thereafter seek indemnity pursuant to this
Section 5.07; provided, however, that the Indemnified Party shall not settle any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

            (e) Limitation on Indemnification Obligations. An Indemnified Party shall not be entitled to recover from an Indemnifying Party any amounts under this Section 7.07 until the total amount under which the Indemnified Party would seek a recovery exceeds the sum of $50,000 (the "THRESHOLD Amount"), and then the Indemnified Party may recover the Threshold Amount and any sums which are in excess of the Threshold Amount, but in no event may the Indemnified Party be entitled to an amount in excess of the sum of the Purchase Price.

      SECTION 7.08  THE FINANCING.

            (a) Following the Wireless Stockholders Meeting and consummation of the Closing on the Closing Date, Wireless shall undertake to consummate the sale of not less than $1,250,000 of convertible notes, shares of convertible Wireless Preferred Stock and/or shares of Wireless Common Stock (collectively, the "WIRELESS SECURITIES") all upon such terms and conditions as shall be determined prior to the Closing, disclosed in the Proxy Statement and otherwise reasonably acceptable to the Company Stockholders. The $1,500,000 of gross proceeds realized by Wireless and its Company subsidiary from (i) the $250,000 Financing Deposit referred to in Section 2.07 above, and (ii) the sale of the Securities is hereinafter referred to as the "FINANCING."

            (b) The parties hereto shall, in good faith, undertake to consummate the Financing by a date which shall be not later than ninety (90) days following the Closing Date.

            (c) The shares of Wireless Common Stock issued or issuable in connection with the Financing shall be registered for resale under the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-1 (separate from the Proxy Statement); provided, that such registration statement shall not be filed with or declared effective by the SEC unless and until all of the Securities relating to such Financing shall have been sold and the proceeds thereof either received by Wireless or funded to an escrow account on behalf of Wireless, pending the effectiveness of such registration statement.

      SECTION 7.09 TERMINATION This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

            (a) by the mutual written consent of Wireless and the Signing Company Stockholders; or

            (b) by Wireless, or by the Signing Company Stockholders , if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party; (ii) the other party shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on Company or on Wireless, and/or the transactions contemplated hereby, and shall not fully remedy same within ten (10) days after written notice thereof to such party; (iii) the other party shall not have furnished, upon reasonable notice therefore, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or he shall have agreed to furnish, and it is reasonably unlikely that the other party will be able to furnish such item(s) prior to the Outside Closing Date specified below; or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of either party hereto and such consent is not obtainable without material cost or penalty (unless the party not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); or

            (c) by either Wireless or the Signing Company Stockholders, at any time on or after March 22, 2002 (the "OUTSIDE CLOSING DATE"), if the transactions contemplated hereby shall not have been consummated prior thereto; provided, that the party seeking to effect such termination of this Agreement shall not then be in breach or default of any material representation, warranty, covenant, agreement or obligation imposed upon such party by this Agreement; or

            (d) by the Signing Company Stockholders in the event that its due diligence investigation of Wireless shall reveal that Wireless (i) owns or leases any tangible assets in excess of $25,000 in the aggregate, or (ii) has any business operations as at the Closing Date, or (iii) has any liabilities, obligations, contracts, commitments or contingencies of any kind, which could reasonable be expected to expose Wireless or Company to any cost, claim, expense, damage or liability in excess of $100,000 in the aggregate from and after the Closing Date, or (iv) is subject to any claim, deficiency, legal or administrative proceeding or threats thereof which could reasonably be expected to result in litigation and liability to Wireless or Company from and after the Closing Date of $100,000 or more (whether individually or in the aggregate); or

            (e) by the Signing Stockholders or the Company in the event that the holders of a majority of the outstanding shares of each of the Company Series A Preferred Stock do not consent in writing to this Agreement, the Merger and the transactions contemplated hereby.

            (f) In the event of termination of this Agreement pursuant to this
Section 7.09, prompt written notice shall be given by the terminating party to the other party, and, unless the party seeking to terminate this Agreement shall have no right to do so, neither party to this Agreement shall have any further liability to the other. In the event that this Agreement is terminated prior to March 15, 2002 for any reason, each party shall pay its own expenses incurred in connection with this transaction.

                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO OBLIGATIONS OF WIRELESS

      The obligations of Wireless under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      SECTION 8.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing. Wireless shall be furnished with a certificate, signed by a duly authorized officer of Company and dated the Closing Date, to the foregoing effect.

      SECTION 8.02 FURTHER ASSURANCES. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby.

                                   ARTICLE IX
              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
                      AND THE SIGNING COMPANY STOCKHOLDERS

      The obligations of the Company and the Signing Company Stockholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      SECTION 9.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Wireless in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Wireless shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Wireless prior to or at the Closing. The Company shall have been furnished with a certificate, signed by a duly authorized executive officer of Wireless and dated the Closing Date, to the foregoing effect.

      SECTION 9.02 FURTHER ASSURANCES. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the Signing Company Capital Stock being acquired by Wireless hereunder.

      SECTION 9.03 APPROVAL BY HOLDERS OF COMPANY COMMON STOCK AND COMPANY SERIES A PREFERRED STOCK. The holders of a majority of the outstanding shares of each the Company Common Stock and the Company Series A Preferred Stock shall have consented in writing to this Agreement, the Merger and the transactions contemplated hereby.

                                    ARTICLE X
                             RESOLUTION OF DISPUTES

      SECTION 10.01 Each controversy, dispute or claim between the parties arising out of or relating to this agreement, which controversy, dispute or claim not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the agreement gives written notice to all other parties that: a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement: of any controversy, dispute or claim concerning this agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings' against each of them in any court or jurisdiction other than the superior court in the county where the Company is located or Los Angeles County if none (the "Court"). The referee shall be a retired judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the presiding judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP ss. 170.6. The refereE shall (i) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (ii) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP ss. 644 iN any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the superior court is empowered to issue temporary and/or provisional remedies, as appropriate.

      SECTION 10.02 Except as expressly set forth in this agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

      SECTION 10.03 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

      SECTION 10.04 In the event that the enabling legislation, which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure rein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, ss.1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

      SECTION 10.05 In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.01 BROKERS. Wireless, Company and the Signing Company Stockholders each agree that JP Turner & Co. was instrumental in introducing the parties. Accordingly, upon consummation of the Financing, Wireless shall pay to JP Turner & Company a cash commission equal to 9% of the total gross proceeds received in connection with the Financing and shall issue to JP Turner & Company five year warrants to purchase 10% of the amount of the same Securities of Wireless as are issued in the Financing. However, J. P. Turner will not participate in or receive compensation in connection with the $250,000 deposit provided Company as described in Section 2.07 hereof.. Except as aforesaid, Wireless, the Company and the Signing Company Stockholders each agree that there are no other finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Wireless, Company and the Signing Company Stockholders each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      SECTION 11.02 NOTICES. Any notice, demand, request, offer, consent, approval or communications (collectively, a "NOTICE") to be provided under this Agreement shall be in writing and sent by one of the following methods: (i) postage prepaid, United States certified or registered mail with a return receipt requested, addressed to Wireless, Company and the Signing Company Stockholders, as appropriate, at the addresses set forth below; (ii) overnight delivery with a nationally recognized and reputable air courier (with electronic tracking requested) addressed to Wireless, Company and the Signing Company Stockholders, as appropriate, at the addresses set forth below; (iii) personal delivery to Wireless, Company and the Signing Company Stockholders, as appropriate, at the addresses set forth below; or (iv) by confirmed facsimile or telecopier transmission to Wireless or the Company or the Signing Company Stockholders, as appropriate, at the facsimile numbers set forth below and in such case of facsimile transmission, a copy must also be contemporaneously sent by one of the methods described in the preceding clause (i), (ii) or (iii) of this Section (it being understood and agreed, however, that such Notice shall be deemed received upon receipt of electronic transmission). Any such Notice shall be deemed given upon receipt thereof, or, in case of any Notice sent pursuant to clause (i), (ii) or (iii) above, the refusal thereof by the intended receipt. Notwithstanding the foregoing, in the event any Notice is sent by overnight delivery or personal delivery and it is received (or delivery is attempted) during non-business hours (i.e., other than during 8:30 a.m. to 5:30 p.m. PST, Monday through Friday, excluding holidays), then such Notice shall not be deemed to have been received until the next business day. Either party may designate a different address for receiving Notices hereunder by notice to the other party in accordance with the provisions of this Section. Further notwithstanding the foregoing, if any Notice is sent by either party hereto to the other and such Notice has not been sent in compliance with this Section but has in fact actually been received by the other party, then such Notice shall be deemed to have been duly given by the sending party and received by the recipient party effective as of such date of actual receipt.

If to Wireless:                               Benjamin Hansel, President
                                              Wireless Synergies, Inc.
                                              2001 Potomac
                                              Houston, Texas 77057
                                              Telephone: (713) 785-6809


If to Company or the Company Stockholders:    John Guidon, CEO

                                              2KSounds, Inc.
                                              21700 Oxnard Street, Suite 1030
                                              Woodland Hills, California 91367
                                              Facsimile: (818) 593-2230

With copies to:                               Stephen A. Weiss, Esq.
                                              Greenberg Traurig, LLP.
                                              200 Park Avenue
                                              New York, New York  10166
                                              Facsimile: (212) 801-6400


Notwithstanding anything in this Section to the contrary, any Notice delivered in accordance herewith to the last designated address of any person or party to which a Notice may be or is required to be delivered pursuant to this Agreement shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the Notice is directed or the failure or refusal of such person or party to accept delivery of the Notice.

      SECTION 11.03 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter, including the Original Agreement. The parties agree that prior drafts of this Agreement or the Original Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The exhibits and schedules constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person, other than the parties hereto and, only with respect to Section 7.07(b), Michael Nixon, any rights or remedies hereunder.

      SECTION 11.04 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

      SECTION 11.05 ATTORNEYS' FEES. Notwithstanding the foregoing, in the event either party employs an attorney or brings an action against the other arising out of the terms of this Agreement, the prevailing party (whether such prevailing party has been awarded a money judgment or not) shall receive from the other party (and the other party shall be obligated to pay) the prevailing party's reasonable legal fees and expenses (including the fees and expenses of experts and para-professionals), whether such fees and expenses are incurred before, during or after any trial, re-trial, re-hearing, mediation or arbitration, administrative proceedings, appeals or bankruptcy or insolvency proceedings, and irrespective of whether the prevailing party would have been entitled to such fees and expenses under applicable law in the absence of this Section. Without limiting the generality of the foregoing, the term "EXPENSES" shall include expert witness fees, bonds, filing fees, administrative fees, transcriptions, depositions or proceedings, costs of discovery and travel costs. The term "PREVAILING PARTY" as used in this Section shall mean that party whose positions substantially prevail in such action or proceeding, and any action or proceeding brought by either party against the other as contemplated in this Section may include a plea or request for judicial determination of the "PREVAILING PARTY" within the meaning of this Section. In the event neither party substantially prevails in its positions in such action or proceeding, the court may rule that neither party has so substantially prevailed, in which event each party shall be responsible for its own fees and expenses in connection therewith. In addition, the fees and expenses for the services of "in-house" counsel (if any) shall be included within the prevailing party's fees and expenses as fully as if such in-house legal services were provided by an "outside" attorney or law firm as contemplated within this Section, irrespective of whether "outside" legal services are obtained in connection with such matter. The fees and expenses on the part of in-house counsel as aforesaid shall be determined based upon the prevailing hourly rates, fees and expenses for an attorney(s) of comparable experience in the Orlando, Florida area.

      SECTION 11.06 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

      SECTION 11.07 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may not be assigned without the prior written consent of the other party which may be granted or withheld in such parties sole and absolute discretion.

      SECTION 11.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

      SECTION 11.09 RULES OF INTERPRETATION. Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto: (i) the singular includes the plural and plural includes the singular; (ii) "or" is not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes any permitted supplements and amendments; (iv) a reference in this Agreement to a section or exhibit is a reference to a section or exhibit within or attached to this Agreement unless otherwise expressly provided; (v) a reference to a section or paragraph in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (vi) words such as "hereunder", "hereto", "hereof", and "herein", and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof; (vii) the headings of the articles or sections and the ordering or position thereof are for convenience only and shall not in any way be deemed to affect the meaning of this Agreement; (viii) a reference in this Agreement to a "person" or "party" (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, etc.); (ix) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP; and (x) any reference in this Agreement to a "BUSINESS DAY" shall include each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Miami, Florida are closed.

      SECTION 11.10 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

      SECTION 11.11 GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS AGREEMENT IS MADE IN AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, AND ANY LEGAL ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE RESOLVED ONLY IN FEDERAL OR STATE COURT LOCATED IN DADE COUNTY, IN THE STATE OF CALIFORNIA. THE PARTIES HERETO EXPRESSLY WAIVE ANY CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. THE PARTIES HERETO EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY REGARDING ALL MATTERS OR DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      SECTION 11.12 SEVERABILITY. If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future laws effective during the term of this Agreement, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. In the event any clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence.

      SECTION 11.13 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

      SECTION 11.14 PUBLIC DISCLOSURE. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other party or parties hereto that, except as may be required to comply with the requirements of any applicable Laws and the rules and regulations of each stock exchange upon which the securities of one of the parties (or its affiliates) is listed (in which case the disclosing party shall use its commercially reasonable efforts to advise the other party, or parties prior to making such disclosure), no press release or similar public announcement or communication shall, whether prior to or subsequent to the Closing, be made or cause to be made concerning the execution or performance of this Agreement, unless specifically approved in advance in writing by all parties hereto. Subject to the prior sentence, Wireless and Company shall reasonably cooperate with each other in the development and distribution of all news releases and other public announcements of this Agreement, or any of the transactions contemplated hereby.

      SECTION 11.15 CONFIDENTIALITY. Prior to the Closing, Wireless shall, and shall cause its affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning Company and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Wireless or its affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Wireless or its affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers on a non-confidential basis prior to its disclosure by Wireless or its affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by Wireless or its affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any governmental authority; and provided further that Wireless promptly shall notify Company of any disclosure pursuant to clause (iii) of this Section and cooperate fully with Company if Company attempts to obtain a protective order baring such disclosure.

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

                                    WIRELESS SYNERGIES, INC.


                                    By:________________________________________
                                       Benjamin Hansel, President and Secretary


                                    2KSOUNDS, INC.

                                    By:________________________________________
                                       John Guidon, President and Secretary

                                SIGNING COMPANY STOCKHOLDERS:


                                    ___________________________________________
                                    Print Name: John Guidon
                                    Number of Shares of Common Stock: 9,220,000
                                    Address:___________________________________
                                    ___________________________________________



                                    ___________________________________________
                                    Print Name: Michael Blakey
                                    Number of Shares of Common Stock: 8,495,000
                                    Address:___________________________________
                                    ___________________________________________


                                    ___________________________________________
                                    Print Name: Bruce Gladstone
                                    Number of Shares of Common Stock: 1,530,000
                                    Address:___________________________________
                                    ___________________________________________

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

                                    2K SOUNDS MERGER CO, INC.


                                    By:________________________________________
                                       Benjamin Hansel, President and Secretary